Exhibit 10.3

Non-Qualified Stock Option Agreement

Name of Recipient:

Number of shares of non-qualified stock options awarded:

Grant Date:

Ocean Power Technologies, Inc. (the “Company”) has selected you to receive a non-qualified stock option award (“NQSO”), which is subject to the provisions of the Company’s 2015 Omnibus Incentive Plan (the “Plan”), as amended, and the terms and conditions contained in this NQSO Agreement. Attached for your information is;

-	NQSO Agreement, with attached Notice of Exercise of Stock Option form
-	Participant’s Acceptance
-	2015 Omnibus Incentive Plan, as amended

Please confirm your acceptance of this NQSO Agreement and its various terms and conditions by signing a copy of this Agreement where indicated below and forwarding it to: Ocean Power Technologies, Inc., Attention: CFO, 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. The Company must have the signed Participant’s Acceptance, for your stock options to be issued.

Also, you should consult with a tax advisor concerning tax implications, if any, of these options and their prospective exercise by you.

Ocean Power Technologies, Inc.

By:
Signature

Printed Name

Title

Ocean Power Technologies, inc.

Non-qualified Stock Option Agreement

Granted Under the 2015 Omnibus Incentive Plan, as amended

1. Grant of Option.

This Agreement evidences the grant by Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), on _______ (the “Grant Date”) to _______, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2015 Omnibus Incentive Plan (the “Plan”), as amended, a total of _______ shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $___ per Share, which was the 10 day volume weighted average (VWAP) share pricing on the closing of the markets on _______. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on _______ (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule. Unless otherwise provided in this Agreement or the Plan, this option will become exercisable (“vest”) as to one third each on the first, second, and third anniversaries of the Grant Date.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing using the Notice of Stock Option Exercise attached hereto, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may provide a check as payment or provide instructions to the Company to conduct a cashless exercise. The Participant may purchase less than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality or other provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of 365 days following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or service agreement or letter with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement or letter. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, service, nondisclosure, non-competition or other similar agreement or letter between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option to the degree that such federal, state or local withholding taxes are applicable to the Participant.

5. Non-transferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

Ocean Power Technologies, Inc.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing NQSO granted on ______ for _______ shares of the Company’s stock and agrees to the terms and conditions of the NSQO Agreement to which this Acceptance is attached and such terms and conditions are incorporated by reference wherein. The undersigned hereby acknowledges receipt of a copy of the Company’s 2015 Omnibus Incentive Plan, as amended.

PARTICIPANT:

(Signature)

(Printed Name)

Address:

NOTICE OF STOCK OPTION EXERCISE

Date: ____________

To: Ocean Power Technologies, Inc.

Attention: Chief Financial Officer

I am the holder of Non-Qualified Stock Options granted to me under the Ocean Power Technologies, Inc. (the “Company”) 2015 Omnibus Incentive Plan, as amended.

I hereby exercise my option to purchase _________ shares of Common Stock from my award granted to me on _______________________ at a purchase price of $_______ per share.

Please select type of transaction from choices below;

______ I hereby exercise a cashless exercise to purchase and sell shares of Common Stock.

Market order_____ or limit order _____, specify limit price $_______

If limit order- day order_______ or good-until-cancelled (30-day) _______

Disbursement method- wire transfer ______ or check ______

Wire transfer information:

Bank Name:

Bank Address:

ABA #:

Account #:

Beneficiary Account Name:

Please attached IRS Form W-9 (only needed the first time an exercise is done).

______ I hereby exercise a sell to cover, whereby enough shares will be sold to cover the purchase price and any withholding taxes and transaction fees. Remaining shares will be sent to optionee’s account. Please register my stock certificate per information provide below.

______ I hereby exercise my option to purchase ___________ shares of Common Stock, for which I have wire transferred ______or enclosed a check ______ in the amount of ______________. Please register my stock certificate per information provide below.

Name(s):

Address:

Tax I.D. #: or
Social
Security #

Very truly yours,

(Signature)

(Print Name)

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